     As filed with the Securities and Exchange Commission on May 16, 1997

                                                         Registration No.  333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   REMEC, INC.
                        -------------------------------
                          (Exact Name of Registrant as
                            Specified in Its Charter)

   California                                                     95-3814301
------------------                                             -----------------
 (State or Other                                               (I.R.S. Employer
 Jurisdiction of                                                Identification
Incorporation or                                                     No.)
  Organization)

               9404 Chesapeake Drive, San Diego, California 92123
                ------------------------------------------------
                    (Address of Principal Executive Offices)

                     REMEC, Inc. Profit Sharing 401(k) Plan
                   ------------------------------------------
                            (Full Title of the Plan)

                                Ronald E. Ragland
               Chairman of the Board and Chief Executive Officer
                              9404 Chesapeake Drive
                           San Diego, California 92123
                 ----------------------------------------------
                     (Name and Address of Agent For Service)

                                 (619) 560-1301
                      -----------------------------------
                       (Telephone Number, Including Area
                           Code, of Agent For Service)

                                    Copy to:
                             Victor A. Hebert, Esq.
                         Heller Ehrman White & McAuliffe
                                 333 Bush Street
                         San Francisco, California 94104
                                 (415) 772-6000


                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------
                                               Proposed      Proposed
                                                Maximum       Maximum
                                 Amount        Offering      Aggregate       Amount of
     Title of Securities          to be         Price        Offering       Registration
       to be Registered        Registered     per Share(1)     Price            Fee
-----------------------------------------------------------------------------------------
        Common Stock,
        par value $.01(2)       400,000           $26        $10,400,000      $3,151.50
=========================================================================================

(1) Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(c) under the Securities Act, as amended, based on the last sale reported of the Registrant's Common Stock on the Nasdaq National Market on May 14, 1997.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") by REMEC, Inc. (the "Registrant") are incorporated by reference in this registration statement:

      (a) The Registrant's latest annual report (Form 10-K) filed pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act") that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed;

      (b) All other fiscal reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or prospectus referred to (a) above; and

      (c) The description of the Common Stock of the Registrant contained in the registration statement filed under the Exchange Act registering such Common Stock under Section 12 of the Exchange Act.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold should be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Registrant has the power to indemnify its officers and directors against liability for certain acts pursuant to Section 317 of the California Corporations Code. Articles Fifth and Sixth of the Registrant's Amended and Restated Articles of Incorporation provide as follows:

      "Fifth: The liability of directors of this Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

      "Sixth: This Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to this Corporation and its shareholders through bylaw provisions, or through agreements with the agents, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Code."

      In addition, Article V of the Registrant's Bylaws provides that the Registrant shall indemnify its directors and executive officers to the fullest extent not prohibited by California Corporations Code and provides for the advancement of expenses upon a receipt of an undertaking to repay such amounts if the person is determined ultimately not to be entitled to indemnification.

      The Registrant has entered into Indemnification Agreements with its officers and directors.

ITEM 8. EXHIBITS

          5.1 Undertaking re Status of Favorable Determination Letter Covering the Plan.

              The Registrant has received a favorable determination letter from the Internal Revenue Service (the "IRS") concerning the REMEC, Inc. Profit Sharing 401(k) Plan (the "Plan") under Section 401(a) and related provisions of the Internal Revenue Code of 1986, as amended. In addition, the Registrant will submit any future amendments to the Plan to the IRS for a favorable determination that the Plan, as amended, continues to so qualify.

         23.2 Consent of Ernst & Young LLP, Independent Auditors

         24   Power of Attorney  (See pages II-5 - II-7)

         99.1 REMEC, Inc. Profit Sharing 401(k) Plan

ITEM 9. UNDERTAKINGS

      A.    The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registrations statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, State of California, on May 15, 1997.

                                       REMEC, INC.



                                       By: /s/ RONALD E. RAGLAND
                                          --------------------------------
                                          Ronald E. Ragland
                                          Chairman of the Board and
                                          Chief Executive Officer

                      POWER OF ATTORNEY TO SIGN AMENDMENTS

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Errol Ekaireb and Thomas A. George, or either of them, with full power of substitution, such person's true and lawful attorneys-in-fact and agents for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

      Signature                    Capacity                     Date
      ---------                    --------                     ----
/s/ RONALD E. RAGLAND        Chairman of the Board, and      May 15, 1997
-----------------------      Chief Executive Officer and
    Ronald E. Ragland        Director (Principal
                             Executive Officer)


/s/ ERROL EKAIREB            President and Chief             May 14, 1997
-----------------------      Operating Officer and
      Errol Ekaireb          Director



/s/ THOMAS A. GEORGE         Chief Financial Officer,        May 15, 1997
-----------------------      Senior Vice President, and
     Thomas A. George        Secretary (Principal
                             Financial and Accounting
                             Officer)

/s/ JACK A. GILES            Executive Vice President,       May 15, 1997
-----------------------      President of REMEC Microwave
      Jack A. Giles          Division and Director


-----------------------      Director, Senior Vice           May   , 1997
       Denny Morgan          President and Chief Engineer



/s/ JOSEPH T. LEE            Executive Vice President and    May 15, 1997
-----------------------      Director
      Joseph T. Lee



/s/ ANDRE R. HORN            Director                        May 15, 1997
-----------------------
      Andre R. Horn

      Signature                    Capacity                     Date
      ---------                    --------                     ----
/s/ JEFFREY M. NASH          Director                        May 15, 1997
-----------------------
     Jeffrey M. Nash



/s/ GARY L. LUICK            Director                        May 15, 1997
-----------------------
      Gary L. Luick



/s/ THOMAS A. CORCORAN       Director                        May 15, 1997
-----------------------
    Thomas A. Corcoran



/s/ WILLIAM H. GIBBS         Director                        May 15, 1997
-----------------------
     William H. Gibbs

                                Index to Exhibits


 Item
 No.                  Description of Item
 ---                  -------------------
 5.1    Undertaking re Status of Favorable
        Determination Letter Covering the Plan
23.2    Consent of Ernst & Young LLP, Independent
        Auditors
24      Power of Attorney  (See pages II-4 - II-5)
99.1    REMEC, Inc. Profit Sharing 401(k) Plan